Exhibit 5.1

May 13, 2016

Board of Directors

Provectus Biopharmaceuticals, Inc.

7327 Oak Ridge Highway, Suite A

Knoxville, TN 37931

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of: (i) up to 51,149,594 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), to be issued upon the exercise of certain of the Company’s outstanding warrants (the “Existing Warrants”), tendered pursuant to the Offer Letter/Prospectus contained in the Registration Statement (the “Offer Letter/Prospectus”); (ii) new warrants (the “Warrants”) to purchase up to an aggregate of 51,149,594 shares (the “Warrant Shares”) of Common Stock; and (iii) the Warrant Shares to be issued upon exercise of the Warrants. The Warrants, the Warrant Shares and the Shares are collectively referred to herein as the “Securities”. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Offer Letter/Prospectus contained therein and the Letter of Transmittal filed as an exhibit thereto, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Offer Letter/Prospectus, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, the Warrant Agency Agreement, as amended (the “Warrant Agreement”), by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) (the “Warrant Agent”), the form of the Warrants, the Exchange and Escrow Agent Agreement, dated May 10, 2016 (the “Exchange and Escrow Agreement”), by and between the Company and Broadridge (in such capacities, the “Exchange Agent” or the “Escrow Agent,” as applicable), that certain Opinion Certificate dated as of the date hereof and delivered by Peter R. Culpepper, Interim Chief Executive Officer, Chief Operating Officer and Chief Administrative Officer of the Company, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our aforesaid examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified,

ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MISSISSIPPI • TENNESSEE • TEXAS • WASHINGTON, D.C.

Provectus Biopharmaceuticals

Board of Directors

May 13, 2016

telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

To the extent that the obligations of the Company under each of the Warrant Agreement and the Exchange and Escrow Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent, the Exchange Agent and the Escrow Agent are duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent, the Exchange Agent and the Escrow Agent are duly qualified to engage in the activities contemplated by the Warrant Agreement and the Exchange and Escrow Agreement, respectively; that each of the Warrant Agreement and the Exchange and Escrow Agreement has been duly authorized, executed and delivered by the Warrant Agent, Exchange Agent and the Escrow Agent, respectively, and constitutes the legal, valid and binding obligations of the Warrant Agent, Exchange Agent and the Escrow Agent, respectively, enforceable against the Warrant Agent, Exchange Agent and the Escrow Agent, respectively, in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a warrant agent under the Warrant Agreement, the Exchange Agent is in compliance generally and with respect to acting as an exchange agent under the Exchange and Escrow Agreement and the Escrow Agent is in compliance generally and with respect to acting as an escrow agent under the Exchange and Escrow Agreement, as the case may be, with all applicable laws and regulations; and that each of the Warrant Agent, Exchange Agent and the Escrow Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement and Exchange and Escrow Agreement, respectively. Furthermore, our opinions as set forth herein assume that there are a sufficient number of shares of Common Stock authorized in connection with the issuance of the Warrant Shares.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, it is our opinion that as of the date hereof:

1. The Shares to be issued upon exercise of the Existing Warrants have been duly authorized, and when the Shares shall have been issued by the Company against payment therefor, will be validly issued, fully paid and nonassessable.

2. The Warrants to be issued by the Company pursuant to the Registration Statement, the Offer Letter/Prospectus contained therein, the Letter of Transmittal filed as an exhibit thereto and the Warrant Agreement have been duly authorized by all requisite corporate action and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. The Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance and, upon issuance and delivery and payment therefor in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

The opinions set forth in paragraph (2) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

Provectus Biopharmaceuticals

Board of Directors

May 13, 2016

This opinion also is subject to the following qualifications:

(a)	Our opinions as set forth herein are limited in all respects to the federal laws of the United States of America and, to the extent applicable, the General Corporation Law of the State of Delaware. No opinion is given regarding the laws of any other jurisdiction.

(b)	We express no opinion with respect to the registration or qualification of the Securities under any state securities or “Blue Sky” laws.

(c)	This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and numbered above as an opinion.

(d)	This letter is rendered as of the date hereof and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Offer Letter/Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker, Donelson, Bearman, Caldwell

& Berkowitz, a professional corporation

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